AZ. CORP. COMMISSION
                                                             FOR THE STATE OF AZ
                                                             DEC 14 11 48 AM '93
                                                                  /S/ B. MALLORY
                                                                        12-14-93

                                    EXPEDITED
                            ARTICLES OF INCORPORATION
                                       OF
                 ARIZONA TAXPROS & INSURANCE WHOLESALERS, INC.

                                   ARTICLE I

NAME: The name of the corporation shall be ARIZONA TAXPROS & INSURANCE WHOLESALERS, INC.

                                   ARTICLE II

PURPOSE: The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                   ARTICLE III

INITIAL BUSINESS: The corporation initially intends to conduct business in the accounting, tax, insurance, and financial fields.

Initially, it's principal office will be situated at 3131 N. Country Club, Suite 112, Tucson, AZ. 85716 with it's mailing address the same.

                                   ARTICLE IV

AUTHORIZED CAPITAL: The corporation shall have the authority to issue 1,000,000 shares of common stock, each share to have $ 1 par value.

The shares may be issued for the consideration expressed in dollars, personal property interests, real property interests, or as otherwise lawfully allowed as may be fixed from time to time by the Board of Directors, and may be designated as voting or nonvoting at the time of issuance.

The corporation elects to qualify the common stock offered and issued as "Section 1244 stock", as such item is defined in the Internal Revenue Code and Regulations issued thereunder.

                                    ARTICLE V

STATUTORY AGENT: The name and address of the initial Statutory Agent for the corporation who agrees to accept service of process on behalf of the corporate entity is:
                                John C. Stevenson
                                3443 N. Olsen Ave.
                                Tucson, AZ. 85719

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                                   ARTICLE VI

BOARD OF DIRECTORS: The initial Board of Directors shall consist of two (2) Directors. The persons who are to serve as Directors until the first annual meeting of shareholders or until their successor(s) are elected and qualified are:
                              1. John C. Stevenson
                              2. Raymond C. Miller

The number of persons to serve on the Board of Directors shall be fixed by the Bylaws, but in no case shall the number be less than one or more than fifteen. The Directors need not be stockholders of the corporation unless so required by the Bylaws. The Board of Directors shall be elected by the Stockholders at their annual meeting to be held on the first day of December each year, or such other day as the Bylaws may provide, and shall hold office until their successors are respectively elected and qualified.

The Bylaws shall specify the number of directors necessary to constitute a quorum. The Board may elect such officers as the Bylaws may, specify, who shall, subject to the provisions of the Statutes, have such titles and exercise such duties as the Bylaws may provide. The Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of this corporation or any article therein.

                                   ARTICLE VII

THE INCORPORATORS: The incorporators of this corporation consist of the following individuals whose name and address are listed below:
1. John C. Stevenson, 3443 N. Olsen, Tucson, AZ. 85719
2. Raymond C. Miller, 4738 E. Scarlett St., Tucson, AZ. 85711

                                  ARTICLE VIII

The fiscal year of the corporation shall be from January 01 to December 31 of each year.

IN WITNESS WHEREOF, on behalf of ARIZONA TAXPROS & INSURANCE WHOLESALERS, INC., we have set our hands this 14th day of December, 1993. The signatures of all the Incorporators (or their power of attorney) are affixed below:

/s/ John C. Stevenson                           /s/ Raymond C. Miller   12/14/93
--------------------------------                --------------------------------
John C. Stevenson                               Raymond C. Miller

I, John C. Stevenson, having been designated to act as statutory agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

                             /s/ John C. Stevenson
                             ---------------------
                             Statutory Agent

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